EXHIBIT 23.2

                          Independent Auditors' Report


The Board of Directors
Home Bancorp of Elgin, Inc.
Elgin, Illinois:


We have audited the accompanying consolidated balance sheet of Home Bancorp of Elgin, Inc. and subsidiary (the Company) as of December 31, 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Home Bancorp of Elgin, Inc. and subsidiary as of December 31, 1997, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/ KPMG, LLP


Chicago, Illinois
January 26, 1998